

135°
130°
125°
120°
115°
60°
55°
50°
Liard R.
Great Slave Lake
Liard River
Fort Nelson R.
Hay R.
Stikine R.
Dease Lake
Fort Nelson
Peace R.
Lake Claire
Chichagof Island
Admiralty Island
Kruzof
Kupreanof Island
Baranof Island
Kuiu I.
British Columbia
Trutch
Pink Mountain
Williston Lake
Athabasca R.
Nass R.
Omineca R.
Fort St. John
Alaska
United States
Chetwynd
Dawson Creek
Lesser Slave L.
Skeena R.
New Hazelton
Dall I.
Prince Rupert
Terrace
Houston
Smoky R.
Frazer R.
Queen
Queen Charlotte
Kitimat
Vanderhoof
Prince George
Edmonton
Charlotte
Sandspit
Kemano
Banks
McBride
N
Islands
Ocean Falls
Quesnel
Moresby Island
Aristazabel
Bella Coola
Williams Lake
Queen Charlotte Sound
Calvert
Tatla Lake
100 Mile House
Clearwater
Banff
Golden
Revelstoke
Vancouver Island
Port Hardy
Cache Creek
Salmon Arm
Port McNeill
Powell River
Kamloops
Connor Ck
Campbell River
Merritt
Kelowna
Pacific Ocean
Courtenay
North Vancouver
Princeton
Penticton
Cranbrook
Port Alberni
Vancouver
Ucluelet
Nanaimo
Richmond
Duncan
Saanich
Victoria
Columbia R.
0
200 km
0
100 mi
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United States